EXHIBIT 99.1
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                       [MIDWEST BANC HOLDINGS, INC. LOGO]



PRESS RELEASE FOR IMMEDIATE RELEASE

For further information, please contact:
Daniel R. Kadolph, Senior Vice President and Chief Financial Officer
 (708) 450-6759

      MCGLADREY & PULLEN, LLP APPOINTED AS INDEPENDENT ACCOUNTANT FOR 2003

         (Melrose Park, IL - May 5, 2003). Midwest Banc Holdings, Inc. (NASDAQ:
MBHI), a community-based bank holding company, announced today that its Audit Committee has appointed McGladrey & Pullen, LLP as the Company's independent accountant for the fiscal year ending December 31, 2003. As previously announced, the Company had planned to change its independent accountant from Crowe Chizek and Company LLC, which certified the Company's 2002 financial statements, in order to segregate the external and internal audit function.

         The Audit Committee had previously appointed KPMG LLP ("KPMG") as the Company's independent accountant for the fiscal year ending December 31, 2003, as announced in December 2002. However, on April 29, 2003, KPMG informed the Company that it would not accept the appointment.

Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area and Western Illinois. The Company's principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Bank of Western Illinois, Midwest Financial and Investment Services, Inc. and Midwest Bank Insurance Services, L.L.C.